Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Rhapsody Acquisition Corp.
New York, New York

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated June 18, 2007 relating to the financial statements of Rhapsody Acquisition Corp. as of and for the period ended March 31, 2007, that is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption "Experts" in the Proxy Statement/Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York

April 17, 2008